Exhibit 13.2

Certification Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934

In connection with the Annual Report of Sohu.com Limited (the “Company”) on Form 20-F for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joanna Lv, Chief Financial Officer of the Company, certify, pursuant to U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2018 and results of operations of the Company for the fiscal year ended December 31, 2018.

/s/ Joanna Lv
Joanna Lv, Chief Financial Officer

March 28, 2019